Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of March 25, 2011 is among DARLING INTERNATIONAL INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto, each of the lending institutions which is a party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

Reference is made to that certain Credit Agreement dated as of December 17, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent and PNC Bank, N.A. and Goldman Sachs Bank USA, as Documentation Agents.  The Borrower, the Administrative Agent, the Required Lenders and each of the Revolving Lenders party hereto now desire to amend the Credit Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1.   Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE 2.

Amendments

Section 2.1.   Amendments to the Credit Agreement.

(a)  The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“"Applicable Rate" means, for any day and with respect to a Eurodollar Loan that is a Term Loan, 3.50%, and with respect to any ABR Loan that is a Term Loan, 2.50%; for any day and with respect to any Revolving Loan and with respect to any letter of credit fee or any commitment fee payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Commitment Fee Rate" or "Letter of Credit Fee", as the case may be, based upon the Pricing Ratio as of the most recent determination date; provided that until delivery of the Borrower's consolidated financial statements for the fiscal quarter ended June 30, 2011 as required by Section 5.01(b), the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:

Category	Pricing Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate	Letter of Credit Fee
1	Greater than or equal to 3.25 to 1.00	2.50%	3.50%	0.500%	3.50%
2	Less than 3.25 to 1.00 but greater than or equal to 2.75 to 1.00	2.25%	3.25%	0.500%	3.25%
3	Less than 2.75 to 1.00 but greater than or equal to 2.25 to 1.00	2.00%	3.00%	0.45%	3.00%
4	Less than 2.25 to 1.00 but greater than or equal to 1.75 to 1.00	1.75%	2.75%	0.40%	2.75%
5	Less than 1.75 to 1.00 but greater than or equal to 1.25 to 1.00	1.25%	2.25%	0.40%	2.25%
6	Less than 1.25 to 1.00 but greater than or equal to 0.75 to 1.00	1.00%	2.00%	0.35%	2.00%
7	Less than 0.75 to 1.00	0.75%	1.75%	0.35%	1.75%

For purposes of the foregoing, (i) the Pricing Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Pricing Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Pricing Ratio shall be deemed to be in Category 1: (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.”

(b)  The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirely as follows:

“"Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04 and (c) as established or increased from time to time pursuant to an Incremental  Assumption Agreement.  The amount of each Lender's Revolving Commitment as of March 25, 2011 is set forth on Schedule 2.01.  The aggregate amount of the Lenders' Revolving Commitments as of March 25, 2011 is $415,000,000.”

(c)  Schedule 2.01 to the Credit Agreement is hereby amended and restated such that the Revolving Commitment of each Revolving Lender is as set forth on Exhibit A hereto.  Any lender party hereto that was not a Revolving Lender prior to the Amendment Effective Date (a “New Revolving Lender”) shall, upon the Amendment Effective Date, become a “Lender” and a “Revolving Lender” and its commitment set forth in Exhibit A hereto shall be a “Commitment” and a “Revolving Commitment”, in each case, for all purposes under the Credit Agreement and the other Loan Documents.

ARTICLE  3.

Representations and Warranties

Section 3.1.                      Representations and Warranties.  The Borrower represents and warrants that:

(a)  at the time of and immediately after giving effect to this Amendment and any  extension of credit to be made on the Amendment Effective Date (as defined below), the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date;

(b)  at the time of and immediately after giving effect to this Amendment and any  extension of credit to be made on the Amendment Effective Date (as defined below), no Default has occurred and is continuing;

(c)  the execution, delivery and performance of this Amendment and the transactions contemplated hereby are within the Borrower and each other Loan Party's power and have been duly authorized by all necessary action.  This Amendment has been duly executed and delivered by the Borrower and the other Loan Parties and constitutes a legal, valid and binding obligation of the Borrower and such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)  the execution, delivery and performance of this Amendment: (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) for immaterial consents, approvals, registrations, filing or other actions, (b) will not violate (i) any applicable law or regulation or (ii) in any material respect, the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under and Liens permitted by the Loan Documents, except to the extent such violation or default referred to in clause (b)(i) or (c) above could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE 4.

Conditions

Section 4.1.     Conditions.  This Amendment shall become effective as of the first date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from each party hereto (including the Required Lenders and each Revolving Lender) either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy, portable document format (.pdf) or email transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) no Default or Event of Default shall have occurred and be continuing or shall result from any extension of credit requested to be made on the Amendment Effective Date;

(c) the Administrative Agent shall have received a certificate, dated the Amendment Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in clause (b) of this Section 4.1 and that each of the representations and warranties made by any Loan Party contained in Section 3.1 above shall be true and correct on and as of the Amendment Effective Date after giving effect to the Amendment and to any extension of credit requested to be made on the Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date;

(d) the Administrative Agent shall have received, for the ratable benefit of each Revolving Lender providing a Revolving Commitment pursuant to this Amendment in excess of the amount of its Revolving Commitment immediately prior to the Amendment Effective Date (which amount existing immediately prior to the Amendment Effective Date shall be deemed to be zero for any New Revolving Lender), a fee equal to 0.25% of the amount of such excess Revolving Commitment;

(e) to the extent invoiced at least one (1) Business Day prior to the Amendment Effective Date, the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document;

(f) the Administrative Agent shall have received such certificates, resolutions or other documents of the Loan Parties as the Administrative Agent may reasonably require in connection herewith, including all documents and certificates it may reasonably request relating to (i) the organization, existence and good standing of each Loan Party, (ii) the corporate or other authority for and validity of this Amendment and (iii) the incumbency of the officers of each Loan Party executing this Amendment, and other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(g) the Administrative Agent shall have received a written opinion of Weil, Gotshal & Manges LLP dated as of the Amendment Effective Date covering such matters relating to the Loan Parties and the Loan Documents (including this Amendment) as are customary for financings of this type; the Borrowers hereby request such counsel to deliver such opinion; and

(h) the Administrative Agent shall have received, at least 5 days prior to the Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act that has been reasonably requested by the Administrative Agent at least 10 days prior to the Amendment Effective Date.

ARTICLE 5.

Miscellaneous

Section 5.1.         Confirmation of Guarantees and Security Interests.  By signing this Amendment, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee Agreement, the relevant Security Documents delivered prior to the date hereof and the other Loan Documents, and (ii) constitute Obligations for purposes of the Credit Agreement, the Guarantee Agreement and the Security Agreement and all other relevant Security Documents delivered prior to the date hereof, (b) notwithstanding the effectiveness of the terms hereof, the Guarantee Agreement, the relevant Security Documents delivered prior to the date hereof and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (c) each New Revolving Lender shall be a “Secured Party”, “Lender” and a “Revolving Lender” for all purposes of the Credit Agreement and the other Loan Documents.  Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to each relevant Loan Document delivered prior to the date hereof to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations, as may be increased hereby.

Section 5.2.     Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other relevant Loan Documents delivered prior to the date hereof are ratified and confirmed and shall continue in full force and effect. The Borrower, each Subsidiary Loan Party, the Lenders party hereto and the Administrative Agent agree that the Credit Agreement as amended hereby and the other relevant Loan Documents delivered prior to the date hereof shall continue to be legal, valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or equity. For all matters arising prior to the effective date of this Amendment, the terms of the Credit Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 5.3.     Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

Section 5.4.     Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.5.     Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

Section 5.6.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Lenders, the Administrative Agent, the Borrower and each Subsidiary Loan Party and their respective successors and assigns, except the Borrower and the Subsidiary Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Required Lenders.

Section 5.7.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS COMMITMENTS, AGREEMENTS,

REPRESENTATIONS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the Borrower, the each Subsidiary Loan Party and each of the Required Lenders. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in "pdf', “.tif” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.8.      Effect of Waiver. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

Section 5.9.      Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages to Follow]

Executed as of the date first written above.

DARLING INTERNATIONAL INC.
CRAIG PROTEIN DIVISION, INC.
DARLING NATIONAL LLC
GRIFFIN INDUSTRIES, INC.

By:_/s/ John O. Muse__________________________
Name: John O. Muse
Title: Executive Vice President, Finance and
          Administration

[Signature Page to First Amendment of Darling Credit Agreement]

JPMORGAN CHASE BANK, N.A, as Administrative
Agent and as a Lender

By:_/s/ Laura F. Simmons______________
Name: Laura F. Simmons
Title: Senior Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

Bank of Montreal

By:_/s/ Philip Langheim_______________
Name: Philip Langheim
Title: Managing Director

[Signature Page to First Amendment of Darling Credit Agreement]

PNC Bank, National Association

By:_/s/ Christopher T. Belletti_______________
Name: Christopher T. Belletti
Title: Senior Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

COMERICA BANK

By:_/s/ Jason D Baker_______________
Name: Jason D Baker
Title: Assistant Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

Compass Bank

By:_/s/ Tom Blake_______________
Name: Tom Blake
Title: Senior Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

Cooperatieve Centrale Raiffeisen – Boerenleenbank,
B.A. “Rabobank Nederland”, New York Branch

By:_/s/ Pamela Beal_______________
Name: Pamela Beal
Title: Executive Director

By:_/s/ Izumi Fukushima______________
Name: Izumi Fukushima
Title: Executive Director

[Signature Page to First Amendment of Darling Credit Agreement]

CITIBANK, N.A.

By:_/s/ Deborah T. Purvin______________
Name: Deborah T. Purvin
Title: Senior Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

BRANCH BANKING AND TRUST COMPANY

By:_/s/ Sarah Bryson_______________
Name: Sarah Bryson
Title: Vice President

[Signature Page to First Amendment of Darling Credit Agreement]

GOLDMAN SACHS BANK USA

By:_/s/ Lawrence DeCamillo_______________
Name: Lawrence DeCamillo
Title: Authorized Signatory

[Signature Page to First Amendment of Darling Credit Agreement]

COMMERCE BANK, N.A.

By:_/s/ Wayne C. Lewis_______________
Name: Wayne C. Lewis
Title: Vice President

[Signature Page to First Amendment of Darling Credit Agreement]